UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2012

Cinemark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2012, Cinemark Holdings, Inc. (“we,” “us” or the “Company”) entered into a consulting agreement with Alan W. Stock (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Mr. Stock retired as Chief Executive Officer (“CEO”) of the Company effective February 15, 2012 and will remain an employee and assist us with the transition of the CEO position. The Consulting Agreement provides for the transition of Mr. Stock’s services to a consulting role with the Company from May 1, 2012 to April 30, 2014 (the “Term”).

Pursuant to the Consulting Agreement, Mr. Stock will be compensated in the amount of $1,300,000 for the period February 16, 2012 to December 31, 2012, $1,001,025 for the period January 1, 2013 to December 31, 2013 and $333,675 for the period January 1, 2014 to April 30, 2014. Such amounts will be payable bi-weekly in accordance with our normal payroll practices. Mr. Stock will continue to participate in our welfare benefit plans and insurance programs until the expiration of the Term on the same terms as senior executives actively employed by the Company. Mr. Stock’s equity incentive awards (“Equity Awards”) under the Amended and Restated Cinemark Holdings, Inc. 2006 Long Term Incentive Plan shall vest in accordance with the terms of the agreements pursuant to which the Equity Awards were awarded to Mr. Stock and any remaining unvested or unearned Equity Awards at the end of the Term shall be forfeited.

The Consulting Agreement also contains provisions related to non-competition and confidentiality for the duration of the Term. The non-compete provision under the Consulting Agreement effectively extends Mr. Stock’s existing non-compete agreement for two years upon termination of Mr. Stock’s employment agreement with the Company (the “Employment Agreement”). In addition, Mr. Stock will remain subject to a confidentiality agreement during the Term and thereafter to the fullest extent permitted by law.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the complete copy of the Consulting Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Effective February 15, 2012, upon retirement of Mr. Stock as CEO of the Company, the Employment Agreement was terminated. No further payments shall be payable by us to Mr. Stock under the Employment Agreement. However, post-termination obligations of the Company and Mr. Stock (other than compensation payments) shall remain in effect under the Employment Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 with respect to the Employment Agreement is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b) On February 15, 2012, we entered into a Consulting Agreement with Alan W. Stock. Pursuant to the Consulting Agreement, Mr. Stock resigned as the Company’s CEO effective February 15, 2012. A description of the terms of Mr. Stock’s resignation and Consulting Agreement are included under Item 1.01.

(c) On February 15, 2012, the Board of Directors of the Company appointed Timothy C. Warner, 66, as CEO of the Company. Mr. Warner has served as President and Chief Operating Officer since December 2006. Mr. Warner served as Senior Vice President from May 2002 until December 2006 and as President of Cinemark International, LLC from August 1996 until December 2006. From 1989 to 1995, Mr. Warner served as President and CEO of the National Association of Theatre Owners of California/Nevada and General Chairman of NATO/Show West. There was no arrangement or understanding between Mr. Warner and any other persons pursuant to which Mr. Warner was appointed CEO and there are no related party transactions between Mr. Warner and the Company.

A copy of the Company’s press release announcing the retirement of Mr. Stock and the appointment of Mr. Warner is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Consulting Agreement, dated February 15, 2012, by and between Cinemark Holdings, Inc. and Alan W. Stock.

99.1	Press Release, dated February 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier
Name:	Michael D. Cavalier
Title:	Senior Vice President—General Counsel

Date: February 16, 2012